UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2006

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 463-4527

The information provided in Item 2.02 and Item 9.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 and Item 9.01 of this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 2.02.	Results of Operations and Financial Condition.

On February 14, 2006, Bioanalytical Systems, Inc. (the “Company”) issued a press release announcing results for the first quarter of fiscal year 2006 and the three months ended December 31, 2005. The full text of the press release is furnished as exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The Company also announced that it will host a live conference call and listen-only Webcast to discuss its first quarter of fiscal year 2006 results at 9:00 a.m. EST on Wednesday, February 15, 2006. To participate in the conference call, please dial 866-322-0620 (domestic) or 1-706-758-0599 (international), conference ID code 33858271. Also, a live Webcast of the conference call will be available at www.bioanalytical.com.

For those unable to participate there will be a replay available from Wednesday, February 15 at 12:00 pm EST, through 11:59 p.m. EST on Friday, February 17, 2006, by dialing 800-642-1687 (domestic) or 1-706-645-9291 (international) and entering the pin code 3858271 for both telephone numbers. In addition, a replay of the Webcast will be available at www.bioanalytical.com.

Item 8.01.                  Other Events.

                  The Company no longer intends to host conference calls to discuss either its quarterly or annual financial results.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits
99.1	Bioanalytical Systems, Inc. press release, issued February 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.
Date: February 14, 2006	By: /s/ Michael R. Cox Michael R. Cox Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Bioanalytical Systems, Inc. press release, issued February 14, 2006.